UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 15, 2010

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 7.01.	Regulation FD Disclosure.

Notes Offering

On July 15, 2010, Cedar Fair, L.P. (“Cedar Fair”) launched a private offering of $300 million aggregate principal amount of senior unsecured notes due 2018 (the “Notes”). Cedar Fair is updating its disclosure under Item 7.01 of this Current Report on Form 8-K. This information, some of which has not previously been reported, is excerpted from a confidential offering memorandum, dated July 15, 2010, which is being disseminated in connection with the private offering.

Excerpts from offering memorandum:

Preliminary 2010 Operating Results

Based on preliminary results, we anticipate that year-to-date net revenues through June 27, 2010, will be in the range of $297 million to $307 million, compared with $290.6 million for the same six-month period a year ago. The increase in net revenues reflects a 7% increase in combined attendance and an approximate 3% increase in out-of-park revenues, offset by an approximate 3% decrease in average in-park guest per capita spending.

Based on these preliminary revenue levels, we estimate we generated Adjusted EBITDA, excluding costs incurred in connection with the debt refinancing and terminated merger, in the range of $34 million to $40 million for the six months ended June 27, 2010, compared with $32.0 million for the same six-month period last year.

The financial results for the fiscal six-month period ended June 27, 2010 are not final until they are filed in our Quarterly Report on Form 10-Q for the second fiscal quarter of 2010 and, accordingly, actual results could differ materially from the estimates set forth above.

Credit Facilities

On July 15, 2010, Cedar Fair launched a private offering of the Notes. In conjunction with the closing of the Notes offering, Cedar Fair expects to terminate its existing credit facilities and enter into a new $1,250.0 million senior secured term loan maturing in December 2016 (the “New Senior Secured Term Loan Facility”) and a new $300.0 million senior secured revolving credit facility maturing in July 2015 (the “New Senior Secured Revolving Credit Facility, and together with the New Senior Secured Term Loan Facility, the “New Senior Secured Credit Facilities”). Cedar Fair intends to use the net proceeds from the Notes offering, together with borrowings from the New Senior Secured Credit Facilities, to repay in full all amounts outstanding under its existing credit facilities.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The initial issuance and sale of the Notes will not be registered under the Securities Act, and, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010	CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

	By:	/s/ Peter J. Crage
Peter J. Crage
Corporate Vice President— Finance and Chief Financial Officer